UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 5, 2007

VALENCE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification No.)

12201 Technology Blvd., Suite 150

Austin, Texas 78727

(Address of Principal Executive Offices, Including Zip Code)

(512) 527-2900

(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________________________

(Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02       Unregistered Sale of Equity Securities.

On April 5, 2007, Valence Technology, Inc. sold $1.0 million of its common stock to West Coast Venture Capital, Inc., an affiliate of Carl E. Berg our chairman of the board. The proceeds will be used to fund corporate operating needs and working capital. Under the terms of the agreement, we issued 970,874 shares of our common stock, par value $0.001 per share, in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. West Coast Venture Capital purchased these shares at $1.03 per share. The purchase price per share equaled the closing bid price of our common stock as of April 4, 2007. Under Rule 144 of the Securities Act, these shares are restricted from being traded by West Coast Venture Capital for a period of one year from the date of issuance, unless registered, and thereafter may be traded only in compliance with the volume restrictions imposed by this rule and other applicable restrictions. The summary of the terms of the purchase is qualified in its entirety by the text of the letter agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits.
Exhibit No.	Description

10.1	Letter Agreement, dated April 5, 2007, by and between Valence Technology, Inc. and West Coast Venture Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Date: April 6, 2007	/s/ Roger Williams
	Name:	Roger Williams

Title:	Assistant Secretary